Exhibit 4.1

NUMBER F	FIELDSTONE INVESTMENT CORPORATION INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND	SHARES CUSIP 31659U 30 0

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION
THIS CERTIFIES THAT

is the Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE OF
FIELDSTONE INVESTMENT CORPORATION transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented thereby are issued and shall be subject to all provisions of the Articles of Incorporation and Bylaws of the Corporation and the amendments from time to time made thereto, copies of which are on file at the principal office of the Corporation, to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

          Dated:

[SEAL]	/s/ CYNTHIA L. HARKNESS SECRETARY	/s/ MICHAEL J. SONNENFELD PRESIDENT AND CHIEF EXECUTIVE OFFICER
Countersigned and Registered:
AMERICAN STOCK TRANSFER & TRUST COMPANY (NEW YORK, NY)
TRANSFER AGENT AND REGISTRAR
By:	AUTHORIZED OFFICER

IMPORTANT NOTICE

        The Corporation is authorized to issue classes of Capital Stock. The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of a subsequent series of a preferred or special class of stock. Such request may be made to Fieldstone Investment Corporation, 11000 Broken Land Pkwy., Suite 600, Columbia, MD 21044, Attn: Corporate Secretary.

        The shares of Capital Stock represented by this certificate are subject to restrictions on Beneficial Ownership and Transfer primarily for the purpose of the Corporation's maintenance of its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Except as expressly provided in the Corporation's articles of incorporation, (i) no Person may Beneficially Own shares of Common Stock of the Corporation in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) with respect to any class or series of shares of Capital Stock other than Common Stock, no Person may Beneficially Own more than 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of such stock of the Corporation (collectively, (i) and (ii) are referred to herein as the "Ownership Limit"), unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Disqualified Organization, other than an Excepted Disqualified Organization, may Beneficially Own any shares of Capital Stock; (iv) no Person may Beneficially Own shares of Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code, or would cause the Corporation to fail to qualify as a REIT under the Code; and (v) no Person may Transfer shares of Capital Stock if such Transfer would result in shares of Capital Stock of the Corporation being owned by fewer than 100 Persons. An "Excepted Holder" means a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Board of Directors. A "Disqualified Organization" means (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, and any agency or instrumentality of the foregoing, (ii) any tax-exempt organization (other than a farmers' cooperative described in Section 521 of the Code) that is exempt from both income taxation and from taxation under the unrelated business taxable income provisions of the Code, and (iii) any rural electrical or telephone cooperative, and an "Excepted Disqualified Organization" means a Disqualified Organization that has been granted an exception by the Board of Directors from the ownership restriction applicable to Disqualified Organizations and that is in compliance with the requirements, if any, established by the Board of Directors in granting the exception. Any Person who Beneficially Owns or attempts to Beneficially Own shares of Capital Stock which cause or will cause a Person to Beneficially Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on Transfer are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit (except as otherwise provided in the articles of incorporation of the Corporation) of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially Own shares of Capital Stock in violation of the Transfer restrictions described above shall have no claim, cause of action or any recourse whatsoever against a transferor of such shares of Capital Stock. All capitalized terms in this legend have the meanings defined in the Corporation's articles of incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer, will be furnished to each holder of shares of Capital Stock of the Corporation on request and without charge.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—	as tenants in common	UNIF GIFT MIN ACT—	(Cust)	Custodian	(Minor)
TEN ENT—	as tenants by the entireties		under Uniform Gifts to Minors
JT TEN—	as joint tenants with right of survivorship and not as tenants in common		Act	(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated
NOTICE:THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE

GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.